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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-08709, 333-01832, 333-15239, 333- 39027) of
Documentum Inc., of our report dated June 25, 1998 except for Note 9 which is as of July 16, 1998, relating to the financial statements of Relevance Technologies, Inc. which appears in the Current Report of Form 8-K/A of Documentum Inc. dated August 5, 1998.

     /s/ PRICEWATERHOUSECOOPERS LLP
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       PRICEWATERHOUSECOOPERS LLP
San Jose, California
August 5, 1998